Exhibit 10.1
DORMAN PRODUCTS, INC.
2026 OMNIBUS INCENTIVE PLAN

1.BACKGROUND AND PURPOSE.
(a)Background. Dorman Products, Inc., a Pennsylvania corporation, hereby adopts the Dorman Products, Inc. 2026 Omnibus Incentive Plan.
(b)Purpose. The purpose of the Plan is to provide additional incentive to officers and directors of, and other employees of and consultants and/or advisors to, the Company and each present or future parent or subsidiary corporation of the Company by encouraging them to invest in shares of the Company’s common stock (the “Common Stock”) and providing for awards in the form of options to purchase Common Stock, stock appreciation rights, restricted shares of Common Stock, and restricted stock units, in order to encourage share ownership, incentivize individual performance, and align that individual performance with the Company’s long-term objectives.
(c)Reservation of Right to Amend to Comply with Section 409A. In addition to the powers reserved to the Board and the Committee under Paragraph 5 of the Plan, the Board and the Committee reserve the right to amend the Plan, either retroactively or prospectively, in whatever respect is required to achieve and maintain compliance with the requirements of the Section 409A.
(d)References to Written Forms, Elections and Notices. Any action under the Plan that requires a written form, election, notice or other action shall be treated as completed if taken via electronic or other means, to the extent authorized by the Committee.
2.DEFINITIONS.
Under the Plan, except where the context otherwise indicates, the following definitions apply:
(a)“Affiliate” means, with respect to any Person, any other person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, the term “control,” including its correlative terms “controlled by” and “under common control with,” mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
(b)“Award” means, individually or collectively, any Option, SAR, Restricted Stock, Restricted Stock Unit, Other Stock-Based Award and Other Cash-Based Award granted under the Plan.
(c)“Board” means the Board of Directors of the Company.
(d)“Cause” means, in the case of a Participant who is party to the Dorman Products, Inc. Executive Severance Plan, as amended from time to time (the “Severance Plan”), or an employment or similar agreement with a Participating Company that contains a definition of “cause” (or words of similar import), “cause” as set forth in the Severance Plan or such employment or similar agreement, and in the case of any other Participant, (i) fraud; (ii) misappropriation; (iii) embezzlement; (iv) gross negligence in the performance of duties; (v) failure to substantially perform duties relating to employment; (vi) self-dealing; (vii) dishonesty; (viii) misrepresentation; (ix) conviction of a crime of a felony; (x) material violation of any Company policy; (xi) material violation of the Company’s code of conduct, or (xii) in the case of an employee of a Participating Company who is a party to an employment agreement with such service recipient, material breach of such agreement; provided that as to items (x), (xi) and (xii), if capable of being cured, such event or condition remains uncured following 30 days written notice thereof.
(e)“Change in Control” means:
(i)Except as provided in Paragraph 2(e)(ii), a “Change in Control” of the Company shall be deemed to have occurred upon any of the following events:
(A)any Person (other than any of the Subsidiary Companies or any employee benefit plan sponsored by the Company or any of the Subsidiary Companies) including any person as defined in Section 13(d)(3) of the 1934 Act, becomes the beneficial owner, as defined in Rule 13d-3 under the 1934 Act, directly or indirectly, of more than 25 percent of the total combined voting power of all classes of capital stock of the Company normally entitled to vote for the election of directors of the Company (the “Voting Stock”);

(B) consummation of the sale of all or substantially all of the property or assets of the Company to any Person that is not an Affiliate of the Company;
(C)consummation of a consolidation or merger of the Company with another Person (other than with any of the Subsidiary Companies), which results in the shareholders of the Company immediately before the occurrence of the consolidation or merger owning, in the aggregate, less than 51 percent of the Voting Stock of the surviving entity; or
(D)during any period of 12 months, individuals who, at the beginning of such period, constitute the Board (each, an “Incumbent Director”) cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest or the settlement thereof, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose election or nomination for election was supported by at least two-thirds (2/3) of the Incumbent Directors shall be considered an Incumbent Director for purposes hereof.
(ii)With respect to the distribution of amounts subject to an Award that constitute “deferred compensation” (within the meaning of Section 409A), the term “Change in Control” shall be limited to transactions provided in Paragraph 2(e)(i) that constitute a change in the ownership or effective control or a change in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A.
(f)“Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code shall include any successor section thereto.
(g)“Committee” means the Compensation Committee of the Board, provided that all references to the Committee shall be treated as references to the Committee’s delegate with respect to any Award granted within the scope of the delegate’s authority pursuant to Paragraph 5(f), provided further that with respect to any Award to a Non-Employee Director, all references to the Committee shall be treated as references to either the Board or the Committee acting alone.
(h)“Company” means Dorman Products, Inc., a Pennsylvania corporation, including any successor thereto by merger, consolidation, acquisition of all or substantially all the assets thereof, or otherwise.
(i)“Date of Grant” means the date on which an Award is granted.
(j)“Director Emeritus” means an individual designated by the Board, in its sole discretion, as Director Emeritus, pursuant to the Board’s Director Emeritus Policy, as such policy may be in effect from time to time.
(k)“Disability” means:
(i)With respect to any Incentive Stock Option, a disability within the meaning of Section 22(e)(3) of the Code.
(ii)With respect to any Award other than an Incentive Stock Option:
(A)A Participant’s substantial inability to perform Participant’s duties due to partial or total disability or incapacity resulting from a mental or physical illness, injury or other health- related cause for a period of 12 consecutive months or for a cumulative period of 52 weeks in any twenty-four (24) consecutive-month period; or
(B)If more favorable to the Participant, “Disability” as it may be defined in such Participant’s employment agreement between the Participant and the Company or an Affiliate, if any.
(l)“Eligible Employee” means an employee of a Participating Company, as determined by the Committee.
(m)“Fair Market Value” means:
(i)If Shares are listed on a national stock exchange or market system, Fair Market Value shall be determined based on the last reported sale price of a Share on such exchange or market system on which Shares are listed on the date of determination, or if such date is not a trading day, the preceding trading date.
(ii)If Shares are not so listed nor trades of Shares so reported, Fair Market Value shall be determined by the Committee in good faith.
(n)“Family Member” has the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto.
(o)“Incentive Stock Option” means an Option granted under the Plan, designated by the Committee at the time of such grant as an Incentive Stock Option within the meaning of Section 422 of the Code and containing the terms specified herein for Incentive Stock Options; provided, however, that to the extent an Option granted under the Plan and designated by the Committee at the time of grant as an Incentive Stock Option fails to satisfy the requirements for an incentive stock option under Section 422 of the Code for any reason, such Option shall be treated as a Non-Qualified Option.
(p)“Non-Employee Director” means an individual who is a member of the Board, and who is not an employee of a Participating Company, including an individual who is a member of the Board and who previously was but at the time of reference is not, an employee of a Participating Company.
(q)“Non-Qualified Option” means:
(i)any Option granted under the Plan that is not designated by the Committee at the time of such grant as an Incentive Stock Option; and
(ii)an Option granted under the Plan and designated by the Committee at the time of grant as an Incentive Stock Option, to the extent such Option fails to satisfy the requirements for an incentive stock option under Section 422 of the Code for any reason.
(r)“Option” means any stock option granted under the Plan.
(s)“Other Cash-Based Award” means an Award that is granted under Section 9 of the Plan that is denominated and/or payable in cash.
(t)“Other Stock-Based Award” means an Award that is not an Option, SAR, Restricted Stock, or Restricted Stock Unit that is granted under Section 9 of the Plan and is (i) payable by delivery of Common Stock and/or (ii) measured by reference to the value of Common Stock.
(u)“Participant” means an Eligible Employee, consultant, advisor or Non-Employee Director who is granted an Award.
(v)“Participating Company” means the Company and each of the Subsidiary Companies.
(w)“Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization.
(x)“Plan” means the Dorman Products, Inc. 2026 Omnibus Incentive Plan, as set forth herein, and as may be amended and/or restated from time to time.
(y)“Prior Plan” means the Dorman Products, Inc. 2018 Stock Option and Stock Incentive Plan, as may be amended and/or restated from time to time.
(z)“Restricted Stock” means Shares subject to restrictions as set forth in an Award.
(aa)“Restricted Stock Unit” means a unit that entitles the Participant, upon the Vesting Date set forth in an Award, to receive one Share or cash.
(bb)“Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, as in effect from time to time.
(cc)“SAR” means a stock appreciation right granted under the Plan which gives the Participant the right for a specified time period to receive cash or Shares or a combination of cash and Shares having a Fair Market Value equal to the excess, if any, of the Fair Market Value on the date of exercise over the applicable base price of the stock appreciation right.

(dd)“Section 16(b) Officer” means an officer of the Company who is subject to the short-swing profit recapture rules of Section 16(b) of the 1934 Act.
(ee)“Section 409A” means Section 409A of the Code and the various Notices, Announcements, Proposed Regulations and Final Regulations issued thereunder.
(ff)“Share” or “Shares” means a share or shares of Common Stock.
(gg)“Subsidiary Companies” means all corporations that, at the time in question, are subsidiaries of the Company, within the meaning of Section 424(f) of the Code.
(hh)“Successor-in-Interest” means the estate or beneficiary to whom the right to payment under the Plan shall have passed by will or the laws of descent and distribution.
(ii)“Ten Percent Shareholder” means a person who on the Date of Grant owns, either directly or within the meaning of the attribution rules contained in Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporations, as defined respectively in Sections 424(e) and (f) of the Code, provided that the employer corporation is the Company or a Subsidiary Company.
(jj)“Vesting Date” means, as applicable: (i) the date on which the restrictions imposed on a Share of Restricted Stock lapse or (ii) the date on which the Participant vests in a Restricted Stock Unit.
(kk)“1933 Act” means the Securities Act of 1933, as amended.
(ll)“1934 Act” means the Securities Exchange Act of 1934, as amended.
3.TYPES OF AWARDS.
(a)Awards which may be granted under the Plan include: (i) Options (both Incentive Stock Options and Non-Qualified Options); (ii) SARs; (iii) Restricted Stock; (iv) Restricted Stock Units; (v) Other Stock-Based Award; and (vi) Other Cash-Based Award.
(b)Awards shall be evidenced by Award agreements (which need not be identical) in such forms as the Committee may from time to time approve; provided, however, that in the event of any conflict between the provisions of the Plan and any such agreements, the provisions of the Plan shall prevail.
4.SHARES SUBJECT TO PLAN.
(a)Shares Available For Grant. Subject to adjustment as provided in Paragraph 11, not more than 1,543,000 Shares plus such number of Shares remaining available for issuance and not subject to an outstanding Award (as defined in the Prior Plan) under the Prior Plan shall be available for Awards under Plan. Shares delivered pursuant to Awards may, at the Company’s election, be either treasury Shares or Shares originally issued for such purpose.
(b)Limitations on Awards.
(i)Incentive Stock Options. Subject to adjustment as provided in Paragraph 11, up to 1,543,000 shares of Common Stock may be issued upon the exercise of Incentive Stock Options.
(ii)Individual Limit – Non-Employee Directors. The maximum grant date value of Shares subject to Awards granted to any Non-Employee Director during any calendar year, taken together with any cash fees payable to such Non-Employee Director for services rendered during the calendar year, shall not exceed $750,000 in total value. For purposes of this limit, the value of such Awards shall be calculated based on the grant date fair value of such Awards for financial reporting purposes.
(c)Shares Returned to the Reserve. For the avoidance of doubt, if an Award granted under the Plan covering Shares is forfeited, terminates or expires without having been exercised in full, the Shares underlying such forfeited, terminated or expired Award shall return to the pool of Shares available for issuance under the Plan. In addition, if any Award (as defined in the Prior Plan) granted under the Prior Plan is forfeited, terminates or expires without having been exercised in full, the Shares underlying such forfeited, terminated or expired Award under the Prior Plan shall become available for issuance under the Plan.

(d)Share Recycling Prohibitions. If (i) the Company withholds Shares to satisfy a Participant’s tax liabilities as provided in Paragraph 7(g) and Paragraph 16, or (ii) an Option covering Shares is exercised pursuant to the cashless exercise provisions of Paragraph 7(g), other Awards may not be granted covering the Shares so withheld to satisfy the Participant’s tax liabilities or covering the Shares that were subject to such Award but not delivered because of the application of such cashless exercise or tax withholding provisions, as applicable. Upon the exercise of SARs, the gross number of Shares exercised shall be deducted from the total number of Shares remaining available for issuance under the Plan.
5.ADMINISTRATION OF THE PLAN.
(a)Administration. The Plan shall be administered by the Committee, provided that with respect to Awards to Non-Employee Directors, the rules of this Paragraph 5 shall apply so that all references in this Paragraph 5 to the Committee shall be treated as references to either the Board or the Committee acting alone. The Committee shall have the power to interpret the Plan’s provisions, prescribe, amend and rescind rules and regulations for the Plan, and make all other determinations necessary or advisable for the administration of the Plan. All determinations by the Committee shall be final, conclusive and binding on all Persons, including Participants and their beneficiaries. The Committee’s determinations under the Plan (including, without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Award agreements evidencing such Awards) need not be uniform and may be made by the Committee selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.
(b)Grants. Subject to the express terms and conditions set forth in the Plan, the Committee shall have the power, from time to time, to:
(i)determine the eligible persons to whom, and the time or times at which, Awards shall be granted;
(ii)determine the types of Awards to be granted;
(iii)determine the number of Shares to be covered by or used for reference purposes for each Award;
(iv)impose such terms, limitations, restrictions and conditions upon any such Award as the Committee shall deem appropriate, including but not limited to any performance conditions to vesting or exercise of an Award;
(v)modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided, however, that, except as provided in Paragraphs 11(b) and 16(c) of the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the Participant and any amendment which would reduce the option price or base price shall not be made without obtaining approval of the Company’s shareholders pursuant to Paragraph 13(b));
(vi)subject to the restrictions of Section 409A, accelerate or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any Participant’s employment or other relationship with a Participating Company; and
(vii)establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid after the end of a performance period.
(c)Meetings. The Committee shall hold meetings at such times and places as it may determine. Acts approved at a meeting by a majority of the members of the Committee or acts approved in writing by the unanimous consent of the members of the Committee shall be the valid acts of the Committee.
(d)Exculpation. No member of the Committee shall be personally liable for monetary damages for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Awards thereunder unless (i) the member of the Committee has breached or failed to perform the duties of the office, and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the provisions of this Paragraph 5(d) shall not apply to the responsibility or liability of a member of the Committee pursuant to any criminal statute.

(e)Indemnification. Service on the Committee shall constitute service as a member of the Board. Each member of the Committee shall be entitled without further act on the member’s part to indemnity from the Company to the fullest extent provided by applicable law and the Company’ s Articles of Incorporation and By-laws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Awards thereunder in which the person may be involved by reason of the person’s being or having been a member of the Committee, whether or not the person continues to be such member of the Committee at the time of the action, suit or proceeding.
(f)Delegation of Authority. The Committee may delegate its authority with respect to the grant, amendment, interpretation and administration of Awards, other than Awards to Section 16(b) Officers, to a person, persons or committee, in its sole and absolute discretion. Actions taken by the Committee’s duly authorized delegate shall have the same force and effect as actions taken by the Committee. Any delegation of authority pursuant to this Paragraph 5(f) shall continue in effect until the earliest of:
(i)such time as the Committee shall, in its sole and absolute discretion, revoke such delegation of authority;
(ii)in the case of delegation to a person that is conditioned on such person’s continued service as an employee of the Company or as a member of the Board, the date such delegate shall cease to serve in such capacity for any reason; or
(iii)the delegate shall notify the Committee that the delegate declines to continue to exercise such authority.
6.ELIGIBILITY.
(a)All officers, directors and employees of and consultants and/or advisors to a Participating Company are eligible to receive Awards under this Plan.
(b)For purposes of the Plan, a transfer of an employee between two employers, each of which is a Participating Company, shall not be deemed a termination of employment. For purposes of the Plan, a Participant’s “termination of employment” shall be deemed to occur on the date a Participant ceases to have a regular obligation to perform services for a Participating Company, without regard to whether (i) the Participant continues on the Participating Company’s payroll for regular, severance or other pay or (ii) the Participant continues to participate in one or more health and welfare plans maintained by the Participating Company on the same basis as active employees. Whether a Participant ceases to have a regular obligation to perform services for a Participating Company shall be determined by the Committee in its sole discretion. Notwithstanding the foregoing, if a Participant is a party to an employment agreement, consulting agreement or severance agreement with a Participating Company which establishes the effective date of such Participant’s termination of employment, that date shall apply. If a Participant’s employment with a Participating Company ceases but the Participant continues to provide services to a Participating Company in a non-employee capacity (including as a Non-Employee Director), then such change in status shall not be considered a “termination of employment” for purposes of the Plan. For the avoidance of doubt, if a Participant’s employer or other service recipient ceases to be a Participating Company (for example, as the result of a sale of the business for whom the Participant was providing services), the Participant shall be treated as having terminated employment upon the effective date of such change in status. For purposes of the Plan, a Participant who is a Non-Employee Director shall be treated as having terminated employment on the Participant’s termination of service as a Non-Employee Director, provided that if such a Participant either (x) continues to provide services to a Participating Company after such service as a Non-Employee Director ceases or (y) is designated as a Director Emeritus upon termination of service as a Non-Employee Director, such Participant shall not be treated as having terminated employment until the Participant’s termination of service as a service provider (which may include employment with a Participating Company) or as a Director Emeritus, as applicable.
7.OPTIONS AND SARS.
(a)General. Each Option shall be subject to such terms and conditions consistent with the Plan as shall be determined by the Committee and as set forth in the Award agreement. In addition, each Option shall be subject to the limitations set forth in this Paragraph 7. Options issued pursuant to this Plan may be either Incentive Stock Options or Non-Qualified Options, as determined by the Committee. It is intended that the Incentive Stock Options granted under the Plan shall constitute incentive stock options within the meaning of Section 422 of the Code, and that Shares transferred pursuant to the exercise of Non-Qualified Options shall constitute property subject to federal income tax pursuant to the provisions of Section 83 of the Code. The provisions of the Plan shall be interpreted and applied insofar as possible to carry out such intent. An Option designated as an Incentive Stock Option granted to a Ten Percent Shareholder but which does not comply with the requirements set forth in Paragraphs 7(c) and 7(d) shall be treated as a Non-Qualified Option. An Option designated as an Incentive Stock

Option shall be treated as a Non-Qualified Option if the Participant is not an employee of a Participating Company on the Date of Grant.
(b)Time of Grant. All Options and SARs shall be granted on or before the tenth anniversary of the effective date of the Plan.
(c)Limit on Term of Options and SARs. In no event shall (i) an Incentive Stock Option be exercisable after five years from the Date of Grant in the case of a grant to a Ten Percent Shareholder and (ii) any other Option or SAR be exercisable after ten years from the Date of Grant.
(d)Option Price; SAR Base Price.
(i)The option price per Share with respect to any Option shall be determined by the Committee, provided, however, that with respect to any Options, the option price per Share shall not be less than 100% of the Fair Market Value on the Date of Grant, and provided further that with respect to any Incentive Stock Options granted to a Ten Percent Shareholder, the option price per Share shall not be less than 110% of the Fair Market Value on the Date of Grant.
(ii)The base price of a SAR shall be determined by the Committee, provided, however, that the base price per Share shall not be less than 100% of the Fair Market Value on the Date of Grant.
(e)No Dividend Equivalents. Dividend Equivalents may not be granted with respect to Options or SARs.
(f)Restrictions on Transferability. No Option or SAR granted under this Paragraph 7 shall be transferable otherwise than by will or the laws of descent and distribution and, during the lifetime of the Participant, shall be exercisable only by the Participant or for the Participant’s benefit by the Participant’s attorney-in-fact or guardian; provided that the Committee may, in its discretion, at the time of grant of an SAR, a Non-Qualified Option or by amendment of an Award agreement for an SAR, Incentive Stock Option or a Non-Qualified Option, provide that Options or SARs granted to or held by a Participant may be transferred, in whole or in part, to one or more transferees and exercised by any such transferee; provided further that (i) any such transfer is without consideration and (ii) each transferee is a Family Member with respect to the Participant; and provided further that any Incentive Stock Option granted pursuant to an Award agreement which is amended to permit transfers during the lifetime of the Participant shall, upon the effectiveness of such amendment, be treated thereafter as a Non-Qualified Option. No transfer of an Option or SAR shall be effective unless the Committee is notified of the terms and conditions of the transfer and the Committee determines that the transfer complies with the requirements for transfers of Options or SARs under the Plan and the Award agreement. Any person to whom an Option has been transferred may exercise any Options or SARs only in accordance with the provisions of Paragraph 7(i) and this Paragraph 7(f).
(g)Payment Upon Exercise of Options. Full payment for Shares purchased upon the exercise of an Option shall be made pursuant to one or more of the following methods as determined by the Committee and set forth in the Award agreement:
(i)In cash;
(ii)By check payable to the order of the Company;
(iii)By surrendering or attesting to ownership of Shares with an aggregate Fair Market Value equal to the aggregate option price, provided that the option price may not be paid in Shares if the Committee determines that such method of payment would result in liability under Section 16(b) of the 1934 Act to a Participant. Except as otherwise provided by the Committee, if payment is made in whole or in part by surrendering Shares, the Participant shall deliver to the Company certificates registered in the name of such Participant (or record the equivalent thereof on a book entry recordkeeping system maintained by the Company) representing Shares legally and beneficially owned by such Participant, free of all liens, claims and encumbrances of every kind and having a Fair Market Value on the date of delivery that is equal to or greater than the aggregate option price for the Option subject to payment by the surrender of Shares, accompanied by any necessary stock powers duly endorsed in blank by the record holder of such Shares; and if payment is made in whole or in part by attestation of ownership, the Participant shall attest to ownership of Shares representing Shares legally and beneficially owned by such Participant, free of all liens, claims and encumbrances of every kind and having a Fair Market Value on the date of attestation that is equal to or greater than the aggregate option price for the Option subject to payment by attestation of Share ownership. The Committee may impose such limitations and prohibitions on attestation or ownership of Shares and the use of Shares to exercise an Option as it deems appropriate; or

(iv)Via cashless exercise, such that, subject to the other terms and conditions of the Plan, following the date of exercise, the Company shall deliver to the Participant Shares having a Fair Market Value, on the exercise date, equal to the excess, if any, of (A) the Fair Market Value of the Shares issued pursuant to the exercise of the Option on the exercise date, over (B) the sum of (1) the aggregate option price for the Shares issued pursuant to the exercise of the Option, plus (2) the applicable tax withholding amounts for such exercise; provided that in connection with such cashless exercise that would not result in the issuance of a whole number of Shares, the Company shall pay cash in lieu of any fractional Share or the Participant shall deliver cash or a check payable to the order of the Company for the balance of the option price for a whole Share to the extent necessary to avoid the issuance of a fractional Share.
(h)Delivery of Shares. For purposes of the Plan, the Company may satisfy its obligation to deliver Shares following the exercise of Options or SARs by arranging for the recording of Participant’s ownership of Shares issuable on the exercise of Options or SARs on a book entry recordkeeping system maintained on behalf of the Company. Only whole Shares shall be issuable upon exercise of Options or SARs. No fractional Shares shall be issued. Following the exercise of an Option or SAR and, in the case of an Option, the satisfaction of the conditions of Paragraph 7(g), the Company shall deliver to the Participant the number of whole Shares issuable on the exercise of an Option or SAR.
(i)Date of Exercise.
(i)In General. The date of exercise of an Option or SAR shall be the date on which written notice of exercise, addressed to the Company at its main office to the attention of its Secretary or Assistant Secretary, is hand delivered, e-mailed, tele-copied or mailed first class postage prepaid; provided, however, that the Company shall not be obligated to deliver any Shares pursuant to the exercise of an Option until the Participant shall have made payment in full of the option price for such Shares. Each such exercise shall be irrevocable when given. Each notice of exercise must (i) specify the Incentive Stock Option, Non- Qualified Option, SAR or combination thereof being exercised; and (ii) if applicable, include a statement of preference (which shall be binding on and irrevocable by the Participant but shall not be binding on the Committee) as to the manner in which payment to the Company shall be made.
(ii)Automatic Exercise. The provisions of this Paragraph 7(i)(ii) shall apply to any Option or SAR that is unexercised, in whole or in part, on or after the effective date of the Plan. Immediately before the time at which any such Option or SAR is scheduled to expire in accordance with the terms and conditions of the Plan and the applicable Award agreement, such Option or SAR shall be deemed automatically exercised, if such Option or SAR satisfies the following conditions:
(A)Such Option or SAR is covered by a then current registration statement under the 1933 Act.
(B)The last reported sale price of a Share on the principal exchange on which Shares are listed on the date of determination, or if such date is not a trading day, the last preceding trading day, exceeds the option price or base price per Share by such amount as may be determined by the Committee or its delegate from time to time. Absent a contrary determination, such excess per Share shall be $0.01.
(C)An Option subject to this Paragraph 7(i)(ii) shall be exercised via cashless exercise, such that subject to the other terms and conditions of the Plan, following the date of exercise, the Company shall deliver to the Participant Shares having a Fair Market Value, on the exercise date, equal to the excess, if any, of (A) the Fair Market Value of the Shares issued pursuant to the exercise of the Option, over (B) the sum of (1) the aggregate option price for the Shares issued pursuant to the exercise of the Option, plus (2) the applicable tax withholding amounts for such exercise; provided that the Company shall pay cash in lieu of any fractional Share.
(j)Limitation on Exercise of Incentive Stock Options. The aggregate Fair Market Value (determined as of the time Options are granted) of the Shares with respect to which Incentive Stock Options may first become exercisable by a Participant in any one calendar year under the Plan and any other plan of the Company shall not exceed $100,000. The limitations imposed by this Paragraph 7(j) shall apply only to Incentive Stock Options granted under the Plan, and not to any other Options or SARs. In the event an individual receives an Option intended to be an Incentive Stock Option which is subsequently determined to have exceeded the limitation set forth above, or if an individual receives Options that first become exercisable in a calendar year (whether pursuant to the terms of an Award agreement, acceleration of exercisability or other change in the terms and conditions of exercise or any other reason) that have an aggregate Fair Market Value (determined as of the time the Options are granted) that exceeds the limitations set forth above, the Options in excess of the limitation shall be treated as Non-Qualified Options.

8.RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS.
(a)General. Each Award of Restricted Stock or Restricted Stock Units shall be subject to such terms and conditions consistent with the Plan as shall be determined by the Committee and as set forth in the Award agreement. In addition, each Award of Restricted Stock or Restricted Stock Units shall be subject to the limitations set forth in this Paragraph 8. No cash or other consideration shall be required to be paid by the Participant in exchange for an Award of Restricted Stock or Restricted Stock Units.
(b)Time of Grant. All Awards shall be granted on or before the tenth anniversary of the effective date of the Plan.
(c)Restricted Stock Certificate. A certificate shall be issued to each Participant in respect of Restricted Stock subject to an Award. Such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award. The Company may require that the certificate evidencing such Restricted Stock be held by the Company until all restrictions on such Restricted Stock have lapsed. The Company may, in lieu of issuing such a certificate, arrange for the recording of Participant’s ownership of the Restricted Stock on a book entry recordkeeping system maintained on behalf of the Company.
(d)Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the Date of Grant or thereafter. Subject to the provisions of the Plan and the Award, the Committee may establish a period commencing with the Date of Grant during which the Participant shall not be permitted to sell, transfer, pledge or assign Restricted Stock or Restricted Stock Units awarded under the Plan.
(e)Vesting/Lapse of Restrictions. Subject to the provisions of the Plan and the Award, a Vesting Date for Restricted Stock or Restricted Stock Units subject to an Award shall occur at such time or times and on such terms and conditions (including based on achievement of performance goals and/or future service requirements), as the Committee may determine and as are set forth in the Award; provided, however, that except as otherwise provided by the Committee, a Vesting Date shall occur only if the Participant is an employee, director, consultant or advisor of a Participating Company as of such Vesting Date, and has been such an employee, director, consultant or service provider of a Participating Company continuously from the Date of Grant. The Award may provide for Restricted Stock or Restricted Stock Units to vest in installments, as determined by the Committee. The Committee may, in its sole discretion, waive, in whole or in part, any remaining conditions to vesting with respect to such Participant’s Restricted Stock or Restricted Stock Units.
(f)Rights of the Participant. Participants may have such rights with respect to Shares subject to an Award as may be determined by the Committee and set forth in the Award, including the right to vote such Shares. A Participant whose Award consists of Restricted Stock Units shall not have the right to vote with respect to such Restricted Stock Units.
(g)Dividends and Dividend Equivalents.
(i)The payment to a Participant of cash dividends payable with respect to Restricted Stock shall be paid at such times as the Shares underlying such dividends become vested and free of a substantial risk of forfeiture. Such deferred dividends shall be held by the Company for the account of the Participant.
(ii)The Committee shall determine whether a Participant granted a Restricted Stock Unit shall be entitled to the right to receive an amount equal to any dividends paid on Shares underlying the Restricted Stock Unit (“Dividend Equivalents”). Dividend Equivalents shall vest and be paid only if and to the extent the underlying Restricted Stock Units vest and are paid. Dividend Equivalents may be payable in cash or in the form of additional Shares subject to the Award.
(h)Delivery of Shares. For purposes of the Plan, the Company may satisfy its obligation to deliver Shares issuable under the Plan by arranging for the recording of Participant’s ownership of Shares issuable under the Plan on a book entry recordkeeping system maintained on behalf of the Company. Except as otherwise provided by Paragraph 8 and Paragraph 16, when a Vesting Date occurs with respect to all or a portion of an Award of Restricted Stock or Restricted Stock Units, the Company shall notify the Participant that a Vesting Date has occurred, and shall deliver to the Participant (or the Participant’s Successor-in-Interest) Shares as to which a Vesting Date has occurred (or in the case of Restricted Stock Units, the number of Shares represented by such Restricted Stock Units) without any legend or restrictions (except those that may be imposed by the Committee, in its sole judgment, under Paragraph 15). No fractional Shares shall be issued. Any right to a fractional Share shall be satisfied in cash, measured by the product of the fractional amount times the Fair Market Value of a Share at the Vesting Date, as determined by the Committee.
9.OTHER EQUITY-BASED AWARDS AND OTHER CASH-BASED AWARDS.
The Committee may grant Other Equity-Based Awards and Other Cash-Based Awards under the Plan, alone or in tandem with other Awards, in such amounts and dependent on such conditions as the Committee shall from time to time in its sole discretion determine. Each Other Equity-Based Award granted under the Plan shall be evidenced by an Award Agreement and each Other Cash-Based Award granted under the Plan shall be evidenced in such form as the Committee may determine from time to time. Each Other Equity-Based Award or Other Cash-Based Award, as applicable, so granted shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement or other form evidencing such Award.
10.RIGHTS AS SHAREHOLDERS.
A Participant who has received an Award of Options, SARs or Restricted Stock Units shall not be deemed to be a shareholder, and the Participant shall not have any of the rights or privileges of a shareholder with respect to any Shares subject to Options, SARs or Restricted Stock Units until (a) with respect to Options or SARs, the Option or SAR shall have been exercised in accordance with the terms of the Plan and the Award agreement and, in the case of an Option, the Participant shall have paid the full purchase price for the number of Shares in respect of which the Option was exercised and the Participant shall have made arrangements acceptable to the Company for the payment of applicable taxes consistent with Paragraph 16 or (b) with respected to Restricted Stock Units, the Participant shall have made arrangements acceptable to the Company for the payment of applicable taxes and the Shares subject to the Restricted Stock Units shall have been delivered to the Participant or entered in the Company’s book entry system. Shares acquired under the Plan shall be subject to the Company’s insider trading policy to the extent applicable to a Participant.
11.CHANGES IN CAPITALIZATION.
(a)In General. The aggregate number of Shares and class of Shares as to which Awards may be granted and the number of Shares covered by each outstanding Award shall be appropriately adjusted in the event of a stock dividend, stock split, recapitalization or other change in the number or class of issued and outstanding equity securities of the Company resulting from a subdivision or consolidation of the Shares and/or other outstanding equity security or a recapitalization or other capital adjustment (not including the issuance of Shares and/or other outstanding equity securities on the conversion of other securities of the Company which are convertible into Shares and/or other outstanding equity securities) affecting the Shares which is effected without receipt of consideration by the Company. The Committee shall have authority to determine the adjustments to be made under this Paragraph 11 and any such determination by the Committee shall be final, binding and conclusive.
(b)Adjustments for Corporate Transactions and Other Events.
(i)Stock Dividend, Stock Split and Reverse Stock Split. In the event of a stock dividend of, or stock split or reverse stock split affecting, Shares, (A) the maximum number of Shares as to which Awards may be granted under this Plan and the maximum number of shares with respect to which Awards may be granted during any one fiscal year of the Company to any individual, and (B) the number of shares covered by and the option price, base price and other terms of outstanding Awards, shall, without further action of the Board, be adjusted to reflect such event unless the Board determines, at the time it approves such stock dividend, stock split or reverse stock split, that no such adjustment shall be made. The Committee may make adjustments, in its discretion, to address the treatment of fractional shares and fractional cents that arise with respect to outstanding Awards as a result of the stock dividend, stock split or reverse stock split.
(ii)Non-Change-In-Control Transactions. Except with respect to the transactions set forth in Paragraph 11(b)(i), in the event of any change affecting Shares, the Company or its capitalization, by reason of a spin-off, split-up, dividend, recapitalization, merger, consolidation or share exchange, other than any such change that is part of a transaction resulting in a Change in Control, the Committee, in its discretion and without the consent of the holders of the Awards, shall make (A) appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan, in the aggregate and with respect to any individual during any one fiscal year of the Company, and (B) any adjustments in outstanding Awards, including, but not limited to, reducing the number, kind and price of securities subject to Awards.

(iii)Change-In-Control Transactions.
(A)Upon a Change in Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Awards that are not exercised or paid at the time of the Change in Control shall be assumed by, or replaced with Awards that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation). After a Change in Control, references to the “Company” as they relate to employment matters shall include the successor employer.
(B)Unless the Award agreement provides otherwise, upon a Change in Control, outstanding Options and SARs shall automatically accelerate and become fully exercisable and the restrictions and conditions on outstanding Restricted Stock, Restricted Stock Units, Dividend Equivalents, Other Cash-Based Awards, and Other Stock-Based Awards shall immediately lapse.
(C)In the event of a Change in Control, if all outstanding Awards are not assumed by, or replaced with Awards that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation), the Committee may take any of the following actions with respect to any or all outstanding Awards, without the consent of any Participant: (1) the Committee may require that Participants surrender their outstanding Options and SARs in exchange for a payment by the Company, in cash or Common Stock as determined by the Committee, in an amount equal to the amount, if any, by which the then Fair Market Value of the shares of Common Stock subject to the Participant’s unexercised Options and SARs exceeds the option price or base price, and (2) after giving Participants an opportunity to exercise all of their outstanding Options and SARs, the Committee may terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate. Such surrender, termination or payment shall take place as of the date of the Change in Control or such other date as the Committee may specify. Without limiting the foregoing, if the Fair Market Value does not exceed the option price or base price, as applicable, the Company shall not be required to make any payment to the participant upon surrender of the Option or SAR.
(iv)Unusual or Nonrecurring Events. The Committee is authorized to make, in its discretion and without the consent of holders of Awards, adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
(c)Substitution of Awards in Mergers and Acquisitions. Awards may be granted under the Plan from time to time in substitution for Awards held by employees, officers, consultants, advisors, or directors of entities who become or are about to become employees, officers, consultants or directors of the Company or an Affiliate as the result of a merger or consolidation of the employing entity with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets or stock of the employing entity. The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth herein to the extent that the Committee deems appropriate at the time of grant to conform the substitute Awards to the provisions of the awards for which they are substituted.
(d)Section 409A. No amounts subject to an Award under the Plan that constitute “deferred compensation” (as defined in Section 409A) shall be subject to distribution before the scheduled vesting date for such distribution in connection with a Change in Control unless such Change in Control constitutes a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets (in either case, as defined in Section 409A), except to the extent that earlier distribution would not result in any obligation to pay interest or additional tax under Section 409A.
12.TERMINATION OF EMPLOYMENT
(a)Subject to the terms of the applicable Award agreement or any other written agreement between the Participant and the Company or any of its Affiliates, if a Participant’s employment is terminated due to death or Disability:
(i)all unvested Restricted Stock and Restricted Stock Units held by the participant on the date of the Participant’s death or the date of the termination of his or her employment as the case may be, shall immediately become vested as of such date, subject to subsection (iv) below;

(ii)all unexercisable Options and all unexercisable SARs held by the Participant on the date of the Participant’s death or the date of the termination of his or her employment, as the case may be, shall immediately become exercisable as of such date and shall remain exercisable until the earlier of (1) the end of the one-year period following the date of the Participant’s death or the date of the termination of his or her employment, as the case may be, or (2) the date the Option or SAR would otherwise expire, subject to subsection (iv) below;
(iii)all exercisable Options and all exercisable SARs held by the Participant on the date of the Participant’s death or the date of the termination of his or her employment, as the case may be, shall remain exercisable until the earlier of (1) the end of the one-year period following the date of the Participant’s death or the date of the termination of his or her employment, as the case may be, or (2) the date the Option or SAR would otherwise expire; and
(iv)all unvested Awards held by the Participant on the date of the Participant’s death or the date of the termination of his or her employment, as the case may be, that vest in whole or in part based on performance shall be governed by the terms of the applicable Award agreement.
(b)Subject to the terms of the applicable Award agreement or any other written agreement between the Participant and the Company or any of its Affiliates, if a Participant’s employment is terminated by the Company for Cause, all Awards, whether or not vested, earned or exercisable, held by the Participant on the date of the termination of his or her employment for Cause shall immediately be forfeited by such Participant as of such date, provided further, that in such event, in addition to immediate termination of an Option or SAR, the Participant, upon a determination by the Committee, shall automatically forfeit all Shares and cash otherwise subject to delivery upon exercise of an Option or SAR but for which the Company has not yet delivered such Shares or cash, upon refund by the Company of the option price (in the case of Options).
(c)Subject to Paragraph 11(b)(iii) of the Plan and the terms of the applicable Award agreement or any other written agreement between the Participant and the Company or any of its Affiliates, if a Participant’s employment is terminated for any reason other than due to death, Disability or Cause:
(i)all unvested, unearned, or unexercisable Awards held by the Participant on the date of the termination of his or her employment shall immediately be forfeited by such Participant as of such date; and
(ii)all exercisable Options and all exercisable SARs held by the Participant on the date of the termination of his or her employment shall remain exercisable until the earlier of (i) the end of the 90-day period following the date of the termination of the participant’s employment, or (ii) the date the Option or SAR would otherwise expire.
(d)Notwithstanding anything contained in the Plan to the contrary, the Committee may, in its discretion, provide that any of the following shall apply:
(i)any or all unvested Restricted Stock and Restricted Stock Units held by the Participant on the date of the Participant’s death and/or the date of the termination of the participant’s employment shall become vested as of such date or as of such other date as the Committee deems appropriate;
(ii)any or all unexercisable Options and/or any or all unexercisable SARs held by the Participant on the date of the Participant’s death and/or the date of the termination of his or her employment shall become exercisable as of such date or as of such other date as the Committee deems appropriate, and shall remain exercisable until a date that occurs on or prior to the date the Option or SAR is scheduled to expire; and/or
(iii)any or all exercisable Options and/or any or all exercisable SARs held by the Participant on the date of the Participant’s death and/or the date of the termination of his or her employment shall remain exercisable until a date that occurs on or prior to the date the Option or SAR is scheduled to expire.
13.AMENDMENT AND TERMINATION.
(a)In General. The Board or the Committee may amend or alter the Plan from time to time in such manner as it may deem advisable. Nevertheless, neither the Board nor the Committee may, without obtaining approval within twelve months before or after such action by such vote of the Company’s shareholders as may be required by Pennsylvania law for any action requiring shareholder approval, change the class of individuals eligible to receive an Incentive Stock Option, extend the expiration date of the Plan, decrease the minimum option price of an Incentive Stock Option granted under the Plan or increase the maximum number of shares as to which Awards may be granted, except as provided in Paragraph 11 hereof.
(b)Repricing of Options and SARs. Neither the Board nor the Committee may, without obtaining prior approval by the Company’s shareholders, reduce the option price of any issued and outstanding Option or the base price of any issued and outstanding SAR granted under the Plan, including through cancellation and re-grant or any other method (including the repurchase of an Option or SAR that is “out of the money” in exchange for an Option or SAR, cash and/or other property), at any time during the term of such Option or SAR (other than by adjustment pursuant to Paragraph 11 relating to Changes in Capitalization). This Paragraph 13(b) may not be repealed, modified or amended without the prior approval of the Company’s shareholders.
(c)The Plan may be terminated by the Board or the Committee at any time. The Plan may be amended by the Board or the Committee at any time. No Award shall be materially adversely affected by any such termination or amendment without the written consent of the Participant.
14.REPAYMENT.
All Awards under the Plan shall be subject to the provisions of any clawback or recoupment policy approved by the Board and/or Committee or required by applicable law, as such policy may be in effect from time to time. Further, unless otherwise determined by the Committee, to the extent that the Participant receives any amount in excess of the amount that the Participant should otherwise have received under the terms of the Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the Participant shall be required to repay any such excess amount to the Company.
15.SECURITIES LAWS.
(a)Securities Laws. The Committee shall have the power to make each grant of Awards under the Plan subject to such conditions as it deems necessary or appropriate to comply with the then-existing requirements of the 1933 Act and the 1934 Act, including Rule 16b-3. Such conditions may include the delivery by the Participant of an investment representation to the Company in connection with the delivery or registration of Shares subject to an Award, or the execution of an agreement by the Participant to refrain from selling or otherwise disposing of the Shares acquired for a specified period of time or on specified terms.
(b)Delay of Exercise Pending Registration of Securities. Notwithstanding any provision in the Plan or an Award document to the contrary, if the Committee determines, in its sole discretion, that issuance of Shares pursuant to an Award should be delayed pending registration or qualification under federal or state securities laws or the receipt of a legal opinion that an appropriate exemption from the application of federal or state securities laws is available, the Committee may defer such issuance until such Shares are appropriately registered or qualified or an appropriate legal opinion has been received, as applicable.
16.TAXES.
(a)Taxes. Subject to the rules of Paragraph 16(c), the Company shall be entitled, if necessary or desirable, to withhold the amount of any tax, charge or assessment attributable to the grant of any Award, the occurrence of a Vesting Date with respect to any Award, or the exercise of any Option or SAR. The Company shall not be required to deliver Shares or cash pursuant to any Award until it has been indemnified to its satisfaction for any such tax, charge or assessment.
(b)Payment of Tax Liabilities; Election to Withhold Shares or Pay Cash to Satisfy Tax Liability.
(i)In connection with the grant of any Award, the occurrence of a Vesting Date under any Award of Restricted Stock or Restricted Stock Units or the exercise of any Option or SAR, or if, under the terms of an Award, a Participant’s rights with respect to Restricted Stock or Restricted Stock Units become free of a substantial risk of forfeiture as the result of the Participant’s satisfaction of the age and service conditions for retirement eligibility, if applicable, and, as a result thereof, employment tax liabilities arise, the Company shall have the right to (A) require the Participant to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements, or (B) take any action whatever that it deems necessary to protect its interests with respect to tax liabilities. The Company’s obligation to make any delivery or transfer of Shares shall be conditioned on the Participant’s compliance, to the Company’s satisfaction, with any withholding requirement.
(ii)Except as otherwise provided in this Paragraph 16(b)(ii), any tax withholding obligations incurred in connection with the grant of any Award of Restricted Stock, Restricted Stock Units, Other Stock-Based Award or Other Cash-Based Award, the occurrence of a Vesting Date under any Award of

Restricted Stock, Restricted Stock Units, or Other Stock-Based Award or the exercise of any Option or SAR shall be satisfied by the Company’s withholding a portion of the Shares subject to such Award having a Fair Market Value up to an amount approximately equal to the maximum taxes required to be withheld by the Company under applicable law, unless otherwise determined by the Committee with respect to any Participant. Shares withheld pursuant to this Paragraph 16(b)(ii) shall not be available for subsequent grants under the Plan.
(c)Section 409A.
(i)Awards under the Plan are intended either to be exempt from the rules of Section 409A, or to satisfy those rules and shall be construed accordingly. However, the Company shall not be liable to any Participant or other holder of an Award with respect to any Award-related adverse tax consequences arising under Section 409A or other provision of the Code.
(ii)If any provision of the Plan or an Award agreement contravenes any regulations or guidance promulgated under Section 409A or could cause an Award to be subject to the interest and penalties under Section 409A, such provision of the Plan or Award shall be deemed automatically modified to maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the provisions of Section 409A. Moreover, any discretionary authority that the Committee may have pursuant to the Plan shall not be applicable to an Award that is subject to Section 409A to the extent such discretionary authority will result in the application of any tax or penalty under Section 409A. For purposes of Section 409A, each of the payments that may be made in respect of any Award granted under the Plan is designated as a separate payment.
(iii)Notwithstanding any provisions of this Plan or any Award granted hereunder to the contrary, no acceleration shall occur with respect to any Award to the extent such acceleration would result in the application of any tax or penalty under Section 409A.
(iv)Notwithstanding any provisions of this Plan or any applicable Award agreement to the contrary, no payment shall be made with respect to any Award granted under this Plan to a “specified employee” (as such term is defined for purposes of Section 409A) prior to the six-month anniversary of the employee’s separation of service to the extent such six-month delay in payment is required to avoid the application of a tax or penalty under Section 409A.
17.GENERAL PROVISIONS.
(a)Non-Guarantee of Employment or Service. Nothing in the Plan or in any Award agreement thereunder shall confer any right on an individual to continue in the service of a Participating Company or shall interfere in any way with the right of a Participating Company to terminate such employment or service at any time with or without cause or notice and whether or not such termination results in (i) the failure of any Award to vest, (ii) the forfeiture of any unvested or vested portion of any Award, and/or (iii) any other adverse effect on the individual’s interests under the Plan.
(b)No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any Participant or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.
(c)Governing Law. The validity, construction and effect of the Plan, of Award agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Committee relating to the Plan or such Award agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the Commonwealth of Pennsylvania, without regard to its conflict of laws principles.
(d) Effective Date; Termination Date. The Plan is effective as of the date on which the Plan is adopted by the Board, subject to approval of the shareholders within twelve months before or after such date. No Award shall be granted under the Plan after the close of business on the day immediately preceding the tenth anniversary of the effective date of the Plan. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.